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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2001

CINEMASTAR LUXURY THEATERS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of incorporation)	0-25252 (Commission File Number)	33-0451054 (IRS Employer Identification No.)
7220 AVENIDA ENCINAS SUITE 203, CARLSBAD, CALIFORNIA 92009 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code (760) 929-2525

ITEM 3 BANKRUPTCY OR RECEIVERSHIP

  (b)
  BANKRUPTCY AND PLAN OF REORGANIZATION

    On January 4, 2001, CinemaStar Luxury Theaters, Inc., a Delaware corporation ("CinemaStar" or the "Registrant"), filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (the "Court"). On October 5, 2001, the Court entered an order (the "Confirmation Order") confirming the Second Amended Plan of Reorganization filed by CinemaStar, originally dated and filed on June 4, 2001 (the "Plan"). The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the Plan itself. A true and correct copy of the Plan, is attached hereto as Exhibit 2, and is incorporated herein by reference.

SUMMARY OF THE PLAN

    The Plan anticipates the restructuring of and payment upon the debt and equity of CinemaStar. CinemaStar will continue operations as the Reorganized Debtor pursuant to the confirmed Plan. The Reorganized Debtor predicts the continuation of its operations to generate cash to meet its obligations under the Plan.

    Under the terms of the Plan, CinemaStar anticipates that all administrative and priority claims will be paid in full, and that priority tax claims will be paid in accordance with the Plan. Claims of CinemaStar's secured creditors have been restructured and it is anticipated that all will be paid in full, with interest, over time.

    The Plan contemplates payment of all unsecured creditors in full, with interest, over five years, and the receipt by unsecured creditors of promissory notes evidencing their right to payment (the "Class 4 Notes"). The Class 4 Notes may be paid in less than five years, depending on future levels of working capital. Pursuant to the Plan, any time CinemaStar's quarter-end Working Capital (as defined in the Plan) maintained in the ordinary course of business exceeds $2,000,000, CinemaStar will be required to contribute such excess to a fund for the payment of the Class 4 Notes held by the unsecured creditors.

    Unsecured creditors were given the option to be paid 65% of their allowed claims in cash, in full satisfaction of their claims, on the Plan's Effective Date (the "Elective Treatment"). In addition, the Plan provides that in the event of a liquidation, sale of all or substantially all of the assets of CinemaStar, a merger or consolidation, or the sale by SCP Private Equity Partners, L.P. (together with its affiliates, "SCP"), the majority shareholder of CinemaStar, in one or more transactions, of the Series A Preferred Stock and/or New Common Stock (each as defined below) of the Reorganized Debtor representing more than 50% of the outstanding voting power of the Reorganized Debtor to an unaffiliated third party or parties, any unpaid balance owing to unsecured creditors holding Class 4 Notes shall become immediately due, without prepayment penalty.

    Under the Plan, certain of CinemaStar's landlords will forego payment on their unsecured claims on the condition that their leases, as amended, remain current.

    Immediately prior to effectiveness of the Plan, there will be 6,436,884 shares of CinemaStar's existing Common Stock ("Old Common Stock") outstanding. The Plan provides for cancellation of all previously outstanding equity interests in CinemaStar, including the Old Common Stock. Holders of Old Common Stock were given the option to either (a) receive a note (subordinated to payment in full of the Class 4 Notes) on account of and with a value equivalent to their existing interest in the going concern value of the Debtor, which value was determined by the Court to be $0.2641 per share of Old Common Stock; or (b) to contribute new capital to the Reorganized Debtor.

    Each holder of Old Common Stock that elected to contribute new capital will receive: (1) one share of Common Stock of the Reorganized Debtor ("New Common Stock") for each share of Old Common Stock previously held by such holder; (2) and an additional 3.7864 shares of New Common Stock for each $100 of new capital contributed by such holder; and (3) 99 shares of Series A Preferred Stock of the Reorganized Debtor for each $100 of new capital contributed by such holder.

In furtherance of the Plan, CinemaStar anticipates that it will amend its Certificate of Incorporation in order to authorize the issuance of up to 8,000,000 shares of New Common Stock with a par value of $.001, and 3,000,000 shares of preferred stock with a par value of $.001. CinemaStar anticipates that, upon effectiveness of the Plan, there will be outstanding 5,420,358 shares of New Common Stock and 1,009,412 shares of Series A Preferred.

    Each share of Series A Preferred Stock has a liquidation preference of $1.00, is entitled to cumulative dividends at the rate of 11% per annum, and is required to be redeemed by CinemaStar within 60 days after payment of the Class 4 Notes or disallowance of the claims of the unsecured creditors by final order of the Court. The terms of the Series A Preferred Stock are set forth in greater detail in the Plan. SCP has elected to contribute $1,000,000 of new capital to CinemaStar, and the other shareholders of CinemaStar have elected to contribute an additional $19,598.

    CinemaStar expects that for the foreseeable future there will be no trading market for the Series A Preferred Stock and New Common Stock to be issued pursuant to the Plan, and thus the Series A Preferred Stock and New Common Stock will be highly illiquid securities. Upon the effectiveness of the Plan, the Registrant intends to file a Form 15 under the Securities Exchange Act of 1934, as amended (the "1934 Act") to terminate the registration of the Old Common Stock under Section 12 of the 1934 Act. Accordingly, CinemaStar will cease to become a public reporting company under the 1934 Act.

ASSETS AND LIABILITIES

    The following is CinemaStar's most recent balance sheet, prepared on the accrual basis.

August 31, 2001
Cash	2,697,544
Accts Receivable	(14,762)
Conc Inventory	58,965
Concession Rebates	7,803
Supplies Inventory	9,777
Prepaids	599,679

Current Assets	661,462
Fixed Assets	23,299,007
Accumulated Depreciation	(13,030,694)

Net Fixed Assets	10,268,314
Deposits-Leases	43,789
Deposits-Concession	890
Deposits	200
Investment CLT SA de CV	22,875
Investment in Mexico	339,643
Goodwill—Mexico	(152,263)

Other Assets	255,134

Assets	13,882,454

Accounts Payable	2,224,421
Accrued Payroll	231,578
Other Accruals	840,159
Deferred Revenue	478,803
Concession Advances	(10,007)
Short Term Notes Payable	0

Current Liabilities	3,764,955
Capital Leases	(10,401)
Credit Facility Debt	1,940,000
Notes Payable	1,717,721

Debt and Capital Leases	3,647,321
Deferred Rent Accrual	4,226,328
Intercompany Accounts	2,200,640

Long-Term Liabilities	6,426,968
Common Stock	62,892
Additional Paid In Capital	29,642,292
Treasury Stock	0
Retained Earnings	(26,278,047)
Current Year Retained Earnings	(3,383,926)
Current Year Dividends	0

Shareholders' Equity	43,211

Liabilities & Equity	13,882,454

CONTINUED OPERATIONS

    CinemaStar anticipates that it will continue its corporate existence as the Reorganized Debtor and will continue operations under its existing name CinemaStar Luxury Theaters, Inc. The Reorganized Debtor shall continue to be the 100% shareholder of CinemaStar Luxury Theaters S.A. de C.V., CinemaStar's subsidiary located in Baja California, Mexico. The Confirmation Order shall operate as a formal dissolution of its wholly-owned subsidiary, CinemaStar Luxury Cinemas, Inc., as that entity has no operations or assets at this time.

    CinemaStar anticipates that it will continue to operate its business in the ordinary course, and will generate cash flow from its operations that will be used to satisfy its obligations under the Plan. Upon effectiveness of the Plan, CinemaStar's operations will consist of four first-run theaters in Southern California (61 screens) and one first-run theater in Baja California, Mexico (10 screens).

PRESS RELEASE

    On October 10, 2001, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, which describes the confirmation of the Plan by the Court.

EFFECTIVE DATE OF THE PLAN

    CinemaStar anticipates that the confirmed plan will become effective on October 18, 2001.

    Certain of the foregoing information and the information contained in the Plan is forward looking in nature, and involves risks and uncertainties that could significantly impact the ability of the Debtor to achieve its currently anticipated goals and objectives. These risks include, but are not limited to the availability of commercially appealing film product, disruptions in the production of motion pictures, dependence on concession goods and equipment suppliers, and weaknesses in the overall economy.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits.

2	CinemaStar Plan of Reorganization
99.1	Press Release describing Plan of Reorganization and Confirmation by Court

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMASTAR LUXURY THEATERS, INC.
Dated: October 18, 2001	By:	/s/ DONALD H. HARNOIS, JR. Donald H. Harnois, Jr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Item
2	Second Amended Plan of Reorganization Filed by CinemaStar Luxury Theaters, Inc.
99.1	CinemaStar Press Release describing Plan of Reorganization and Confirmation by Court

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  ITEM 3 BANKRUPTCY OR RECEIVERSHIP
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX